As filed with the Securities and Exchange Commission on February 28, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRACON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	34-2037594
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4350 La Jolla Village Drive, Suite 800

San Diego, California 92122

(858) 550-0780

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Charles P. Theuer, M.D., Ph.D.

President and Chief Executive Officer

TRACON Pharmaceuticals, Inc.

4350 La Jolla Village Drive, Suite 800

San Diego, California 92122

(858) 550-0780

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Scott B. Brown, CPA Vice President, Finance TRACON Pharmaceuticals, Inc. 4350 La Jolla Village Drive, Suite 800 San Diego, California 92122 (858) 550-0780	Sean M. Clayton Cooley LLP 4401 Eastgate Mall San Diego, California 92121 (858) 550-6000

From time to time after the effective date of this registration statement

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Common Stock, par value $0.001 per share	(2)	(3)	—
Preferred Stock, par value $0.001 per share	(2)	(3)	—
Warrants	(2)	(3)	—
Total	(2)	$100,000,000(1)	$0

(1)

Calculated pursuant to Rule 457(o) under the Securities Act. Pursuant to Rule 415(a)(6) under the Securities Act, securities with a maximum aggregate price of $100,000,000 registered hereunder are unsold shares (the “Unsold Shares”) previously covered by the registrant’s registration statement on Form S-3 (File No. 333-209313), initially filed with the Securities and Exchange Commission on February 1, 2016 (the “Prior Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act, the registration fees of $10,070 that were previously paid in connection with the Unsold Shares under the Prior Registration Statement are being carried forward and will continue to be applied to the Unsold Shares.

(2)

There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, and such indeterminate number of warrants to purchase common stock or preferred stock, as shall have an aggregate initial offering price not to exceed $100,000,000. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. The securities registered also include such indeterminate number of shares of common stock and preferred stock as may be issued upon conversion of or exchange for preferred stock, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains:

•	a base prospectus which covers the offering, issuance and sale by the registrant of up to a maximum aggregate offering price of $100,000,000 of our common stock, preferred stock and/or warrants; and
•

a sales agreement prospectus covering the offering, issuance and sale of up to $8,031,948 of shares of our common stock that may be issued and sold under the Capital on DemandTM Sales Agreement, dated September 6, 2018, as amended by Amendment No. 1 to Sales Agreement, dated February 28, 2019, or Sales Agreement, between us and JonesTrading Institutional Services LLC.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus immediately follows the base prospectus. The common stock that may be offered, issued and sold by us under the sales agreement prospectus is included in the $100,000,000 of securities that may be offered, issued and sold by us under the base prospectus. Upon termination of the Sales Agreement, any portion of the $8,031,948 included in the sales agreement prospectus that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the base prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 28, 2019

PROSPECTUS

$100,000,000

Common Stock

Preferred Stock

Warrants

From time to time, we may offer up to $100,000,000 of any combination of the securities described in this prospectus in one or more offerings. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable anti-dilution provisions.

This prospectus provides a general description of the securities we may offer. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. A prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

Our common stock is traded on the Nasdaq Global Market under the symbol “TCON.” On February 6, 2019, the last reported sales price of our common stock was $1.12 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the Nasdaq Global Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

As of February 6, 2019, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $24.1 million, based on 21,514,147 shares of outstanding common stock held by non-affiliates as of such date, at a price of $1.12 per share, which was the last reported sale price of our common stock on the Nasdaq Global Market on February 6, 2019. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement of which this prospectus is a part in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. We have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or options to purchase securities will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                          , 2019.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total aggregate offering price of $100,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information By Reference,” before investing in any of the securities offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

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SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Unless the context indicates otherwise, as used in this prospectus, the terms “TRACON,” “the Company,” “we,” “us” and “our” refer to TRACON Pharmaceuticals, Inc., a Delaware corporation. This prospectus contains references to our trademarks and to trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Company Overview

We are a biopharmaceutical company focused on the development and commercialization of novel targeted therapeutics for cancer and, through our license to Santen Pharmaceutical Co. Ltd., or Santen, wet age-related macular degeneration, or wet AMD. We are a leader in the field of endoglin biology and are using our expertise to develop antibodies that bind to the endoglin receptor. Endoglin is essential to angiogenesis, the process of new blood vessel formation required for solid cancer growth and wet AMD. We are developing our lead product candidate, TRC105 (carotuximab), an endoglin antibody, for the treatment of multiple solid tumor types in combination with inhibitors of the vascular endothelial growth factor, or VEGF, pathway, or in combination with inhibitors of the programmed cell death protein 1, or PD-1, pathway. The VEGF pathway regulates vascular development in the embryo, or vasculogenesis, and angiogenesis, while the PD-1 pathway represents an adaptive immune resistance mechanism that protects tumors from host immunity. We believe treatment with TRC105 in combination with VEGF inhibitors or PD-1 inhibitors may improve survival in cancer patients when compared to treatment with a VEGF inhibitor or PD-1 inhibitor alone.  TRC105 has been studied in 13 completed Phase 2 clinical trials and four completed Phase 1 clinical trials, and is currently being dosed in one Phase 3 clinical trial, three Phase 2 clinical trials and one Phase 1 clinical trial. Our TRC105 oncology clinical development plan is broad and involves a tiered approach. We are initially focused on angiosarcoma which is a tumor that highly expresses endoglin, the target of TRC105, and therefore may be more responsive to treatment with TRC105. We have seen complete durable responses in this tumor type and are currently enrolling the international multicenter Phase 3 TAPPAS trial in angiosarcoma. We obtained Special Protocol Assessment agreement from the U.S. Food and Drug Administration, or FDA, on our clinical trial design for the Phase 3 trial in angiosarcoma and also incorporated scientific advice from the European Medicines Agency, or EMA, regarding the adequacy of the trial design.  We also received orphan drug designation from the FDA and the EMA for TRC105 for the treatment of soft tissue sarcoma, including angiosarcoma, in 2016.

We utilize a product development platform that emphasizes capital efficiency. Our experienced clinical operations, data management, quality assurance, product development and regulatory affairs groups manage significant aspects of our clinical trials with internal resources. We use these internal resources to minimize the costs associated with utilizing contract research organizations, or CROs. In our experience, this model has resulted in capital efficiencies and improved communication with clinical trial sites, which expedites patient enrollment and allows direct access to patient data as compared to a CRO-managed model, and we have leveraged this capital efficient model in all of our ongoing clinical trials including our international Phase 3 TAPPAS trial in angiosarcoma. We have also leveraged our product development platform to diversify our product pipeline through a license agreement with Janssen Pharmaceutica N.V., or Janssen, as well as through our strategic collaboration agreements with I-Mab Biopharma, and continue to evaluate potential value creating business opportunities with other companies utilizing our product development platform. We continue to evaluate ex-U.S. companies who are in need of a rapid and capital-efficient U.S. drug development solution that includes U.S. and European Union clinical development expertise and U.S. commercialization expertise. We believe we can become a preferred clinical developmental and U.S. commercialization partner through a cost- and risk-sharing partnership structure which may include U.S. commercialization.

We have produced a formulation of TRC105 called DE-122 for ophthalmology indications, which is being developed by Santen for the treatment of wet AMD, the leading cause of blindness in the Western world. In March 2014, Santen licensed from us exclusive worldwide rights to develop and commercialize our endoglin antibodies for ophthalmology indications, and in July 2017 Santen initiated dosing in a randomized Phase 2 clinical trial of DE-122 in wet AMD.

Our other product candidates are TRC102, which is a small molecule that is in Phase 2 clinical development for the treatment of mesothelioma and glioblastoma, and TRC253, which is a small molecule in a Phase 1/2 clinical trial for the treatment of metastatic castration-resistant prostate cancer that we licensed from Janssen in September 2016.

TRC102 is a small molecule in clinical development to reverse resistance to specific chemotherapeutics by inhibiting base‑excision repair, or BER. In initial clinical trials of more than 100 patients, TRC102 has shown good tolerability and promising anti-tumor activity in combination with alkylating and antimetabolite chemotherapy in the treatment of lung cancer and glioblastoma TRC102 is being studied in a Phase 2 trial with Temodar in patients with ovarian, colorectal and lung cancer and with Alimta (pemetrexed) in patients with mesothelioma, in addition to two Phase 1 trials.

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All current TRC102 trials are sponsored and funded by the National Cancer Institute, or NCI. We retain global rights to develop and commercialize TRC102 in all indications.

TRC253 is a competitive inhibitor of the wild type androgen receptor as well as mutations in the ligand binding domain of the AR that mediate resistance to Xtandi and Erleada. We initiated a Phase 1/2 clinical trial of TRC253 in March 2017 and the recommended Phase 2 dose was established in July 2018, allowing dosing to commence in the Phase 2 portion of the Phase 1/2 trial, which is currently enrolling.

We have also collaborated with the NCI, which selected TRC105 and TRC102 for federal funding of clinical development, as well as Case Western Cancer Center, or Case Western, the University of Alabama – Birmingham, and Cedars-Sinai Medical Center. Under these collaborations, NCI sponsored or is sponsoring ten completed or ongoing clinical trials of TRC105 and TRC102, Case Western sponsored two clinical trials of TRC102, the University of Alabama – Birmingham is sponsoring one clinical trial of TRC105, and Cedars-Sinai Medical Center is sponsoring one clinical trial of TRC105. All TRC105 NCI sponsored trials have been completed.

Corporate Information

We were incorporated in the state of Delaware in October 2004 as Lexington Pharmaceuticals, Inc. and we subsequently changed our name to TRACON Pharmaceuticals, Inc. in March 2005, at which time we relocated to San Diego, California. Our principal executive offices are located at 4350 La Jolla Village Drive, Suite 800, San Diego, California 92122, and our telephone number is (858) 550‑0780. Our corporate website is www.traconpharma.com. The information on, or that can be accessed through, our website is not part of this prospectus.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. We will cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) December 31, 2020; (iii) the date on which we have issued more than $1.0 billion in non-convertible debt during the previous three years; or (iv) the last day of the fiscal year in which we are deemed to be a large accelerated filer under the rules of the SEC.

The Securities We May Offer

We may offer shares of our common stock and preferred stock, and warrants to purchase any of such securities, up to a total aggregate offering price of $100,000,000 from time to time in one or more offerings under this prospectus, together with any applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of the relevant offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;
•	aggregate offering price;
•	rates and times of payment of dividends, if any;
•	redemption, conversion, exchange or sinking fund terms, if any;
•

conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

•	ranking, if applicable;
•	restrictive covenants, if any;
•	voting or other rights, if any; and
•	important United States federal income tax considerations.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

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This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

We may sell the securities directly to investors or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

•	the names of those underwriters or agents;
•	applicable fees, discounts and commissions to be paid to them;
•	details regarding options to purchase additional securities, if any; and
•	the estimated net proceeds to us.

Common Stock.  We may issue shares of our common stock from time to time. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of our common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any then outstanding shares of preferred stock. Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock, or any redemption rights.

Preferred Stock.  We may issue shares of our preferred stock from time to time, in one or more series. Under our amended and restated certificate of incorporation, our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or the rules of any stock exchange or market on which our securities are then traded), to designate up to 10,000,000 shares of preferred stock in one or more series and to determine the designations, voting powers, preferences and rights of each series of the preferred stock, as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series, any or all of which may be greater than the rights of the common stock. Any convertible preferred stock we may issue will be convertible into our common stock or our other securities. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates.

If we sell any series of preferred stock under this prospectus, we will fix the designations, voting powers, preferences and rights of such series of preferred stock, as well as the qualifications, limitations or restrictions thereof, in a certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock that we are offering before the issuance of the related series of preferred stock. We urge you to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Warrants. We may issue warrants for the purchase of common stock and/or preferred stock in one or more series. We may issue warrants independently or together with common stock and/or preferred stock and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental warrant agreements and forms of warrant certificates will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

We will evidence each series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our Annual Report on Form 10-K for the year ended December 31, 2018, as updated by our subsequent annual, quarterly and other reports and documents that are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that involve a number of risks and uncertainties. Although our forward-looking statements reflect the good faith judgment of our management, these statements can only be based on facts and factors currently known by us. Consequently, these forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from results and outcomes discussed in the forward-looking statements.

Forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “hopes,” “may,” “will,” “plan,” “intends,” “estimates,” “could,” “should,” “would,” “continue,” “seeks,” “pro forma,” or “anticipates,” or other similar words (including their use in the negative), or by discussions of future matters such as the development of new products, technology enhancements, possible collaborations, possible changes in legislation and other statements that are not historical. These statements include but are not limited to statements under the captions “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other sections incorporated by reference from our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, as well as our other filings with the SEC. You should be aware that the occurrence of any of the events discussed under the heading “Risk Factors” in any applicable prospectus supplement and any documents incorporated by reference herein or therein could substantially harm our business, operating results and financial condition and that if any of these events occurs, it could adversely affect the value of an investment in our securities.

The cautionary statements made in this prospectus are intended to be applicable to all related forward-looking statements wherever they may appear in this prospectus or in any prospectus supplement or any documents incorporated by reference herein or therein. We urge you not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except as required by law, we assume no obligation to update our forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless otherwise indicated in any prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, which may include clinical trial and other research and development expenses, expenses in connection with pre-commercial and commercial activities, capital expenditures, working capital and general and administrative expenses, repayment of outstanding debt, and potential acquisitions of or investments in businesses, products and technologies that complement our business, although we have no present commitments or agreements to make any such acquisitions or investments. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Pending these uses, we intend to invest the net proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DESCRIPTION OF CAPITAL STOCK

As of the date of this prospectus, our amended and restated certificate of incorporation authorizes us to issue 200,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. As of February 6, 2019, there were 29,898,698 shares of our common stock outstanding and no shares of our preferred stock outstanding.

The following summary description of our capital stock is based on the provisions of our amended and restated certificate of incorporation, as well as our amended and restated bylaws and the applicable provisions of the Delaware General Corporation Law. This information is qualified entirely by reference to the applicable provisions of our amended and restated certificate of incorporation, amended and restated bylaws and the Delaware General Corporation Law. For information on how to obtain copies of our amended and restated certificate of incorporation and amended and restated bylaws, which are exhibits to the registration statement of which this prospectus is a part, see “Where You Can Find More Information.”

Common Stock

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders, including the election of directors. Our amended and restated certificate of incorporation and amended and restated bylaws do not provide for cumulative voting rights. Other than as described below, holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that are outstanding or that we may designate and issue in the future. All of our outstanding shares of common stock are fully paid and nonassessable.

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Preferred Stock

Pursuant to our amended and restated certificate of incorporation our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or stock exchange listing rules), to designate and issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, powers, preferences, privileges and relative participating, optional or special rights and the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

The preferred shares may have voting or conversion rights that could have the effect of restricting dividends on our shares of common stock, diluting the voting power of our shares of common stock, impairing the rights of our shares of common stock in the event of our dissolution, liquidation or winding-up or otherwise adversely affect the rights of holders of our shares of common stock. The issuance of preferred shares, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change of control and may adversely affect the market price of our shares of common stock and may preclude stockholders from realizing a potential premium over the market value of their shares.

Our board of directors will fix the designations, voting powers, preferences and rights of the each series, as well as the qualifications, limitations or restrictions thereof, of the preferred stock of each series that we offer under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering. This description will include:

•	the title and stated value;
•	the number of shares we are offering;
•	the liquidation preference per share;
•	the purchase price per share;
•	the dividend rate per share, dividend period and payment dates and method of calculation for dividends;
•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;
•	the procedures for any auction and remarketing, if any;
•	the provisions for a sinking fund, if any;
•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;
•	any listing of the preferred stock on any securities exchange or market;
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whether the preferred stock will be convertible into our common stock or other securities of ours, including depositary shares and warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

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whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

•	voting rights, if any, of the preferred stock;
•	preemption rights, if any;
•	restrictions on transfer, sale or other assignment, if any;
•	whether interests in the preferred stock will be represented by depositary shares;
•	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;
•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;
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any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.

The General Corporation Law of the State of Delaware, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our amended and restated certificate of incorporation if the amendment would change the par value or, unless the amended and restated certificate of incorporation provided otherwise, the number of authorized

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shares of the class or change the powers, preferences or special rights of the class or series so as to adversely affect the class or series, as the case may be. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Anti-takeover Effects of Provisions of Delaware Law and Charter Documents

Delaware Anti-Takeover Law

We are subject to Section 203 of the Delaware General Corporation Law, or Section 203. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

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prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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the interested stockholder owned at least 85% of the voting stock of the corporation outstanding upon consummation of the transaction, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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on or subsequent to the consummation of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;
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subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; and
•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Provisions of our amended and restated certificate of incorporation and amended and restated bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our securities. Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:

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permit our board of directors to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate (including the right to approve an acquisition or other change in our control);

•	provide that the authorized number of directors may be changed only by resolution adopted by a majority of the board of directors;
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provide that the board of directors or any individual director may only be removed with cause and the affirmative vote of the holders of at least 66 2/3% of the voting power of all of our then outstanding common stock;

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provide that all vacancies, including newly created directorships, may, except as otherwise required by law or subject to the rights of holders of preferred stock as designated from time to time, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	divide our board of directors into three classes;
•	require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent;

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provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner and also specify requirements as to the form and content of a stockholder's notice;

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do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose);

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provide that special meetings of our stockholders may be called only by the chairman of the board, our Chief Executive Officer or by the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies); and

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provide that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors or officers to us or our stockholders, (3) any action asserting a claim against the us arising pursuant to any provision of the Delaware General Corporation Law or our certificate of incorporation or bylaws, or (4) any action asserting a claim against us governed by the internal affairs doctrine.

The amendment of any of these provisions, with the exception of the ability of our board of directors to issue shares of preferred stock and designate any rights, preferences and privileges thereto, would require the affirmative vote of the holders of at least 66 2/3% of the voting power of all of our then outstanding common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, New York 11219.  The transfer agent for any series of preferred stock that we may offer under this prospectus will be named and described in the prospectus supplement for that series.

Listing on the Nasdaq Global Market

Our common stock is listed on the Nasdaq Global Market under the symbol “TCON.”

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock or preferred stock and may be issued in one or more series. Warrants may be issued independently or together with common stock or preferred stock offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We have filed forms of the warrant agreements as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, if any, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants being offered, including:

•	the title of such securities;
•	the offering price or prices and aggregate number of warrants offered;
•	the currency or currencies for which the warrants may be purchased;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;
•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

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•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
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in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which, and the currency in which, these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	the terms of any rights to force the exercise of the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreements and warrants may be modified;
•	a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Outstanding Warrants to Purchase Common Stock

As of December 31, 2018, there were warrants to purchase 15,619,113 shares of common stock outstanding, which expire between May 2022 and May 2025. Each of these warrants entitles the holder to purchase one share of common stock at prices ranging between $0.01 and $10.86 per

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share of common stock. Each of these warrants has a net exercise provision under which its holder may, in lieu of payment of the exercise price in cash, surrender the warrant and receive a net amount of shares based on the fair market value of our shares of common stock at the time of exercise of the warrant after deduction of the aggregate exercise price. Each of these warrants also contains provisions for the adjustment of the exercise price and the aggregate number of shares issuable upon the exercise of the warrant in the event of dividends, stock splits, reorganizations and reclassifications and consolidations. Certain of these warrants may be subject to an acceleration of their expiration dates if certain conditions are met.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

A global security may be terminated in certain situations as described under “—Special Situations When A Global Security Will Be Terminated,” or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so.  Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the legal holder, we have no further responsibility for the payment or notice even if that legal holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

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Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;
•	whether it imposes fees or charges;
•	how it would handle a request for the holders’ consent, if ever required;
•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;
•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and
•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When A Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

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an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

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an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;
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an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security;
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we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, nor will we or any applicable trustee supervise the depositary in any way;

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the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

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financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

A global security will terminate when the following special situations occur:

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if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or
•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

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on or through the facilities of the Nasdaq Global Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•	to or through a market maker otherwise than on the Nasdaq Global Market or such other securities exchanges or quotation or trading services.

Such at-the-market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters, dealers or agents, if any;
•	the purchase price of the securities and the proceeds we will receive from the sale;
•	any options under which underwriters may purchase additional securities from us;
•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•	any public offering price;

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•	any discounts or concessions allowed or re-allowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any underwriters who are qualified market makers on the Nasdaq Global Market may engage in passive market making transactions in the securities on the Nasdaq Global Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by Cooley LLP, San Diego, California.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial

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statements) which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including TRACON. The address of the SEC website is www.sec.gov.

We maintain a website at www.traconpharma.com.  Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and filed with the SEC on February 28, 2019; and
•

the description of our common stock which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed with the SEC on January 27, 2015, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, and (ii) after the date of this prospectus but prior to the termination of the offering. These documents include, without limitation, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. You should direct any requests for documents by writing us at 4350 La Jolla Village Drive, Suite 800, San Diego, California 92122 or telephoning us at (858) 550-0780.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 28, 2019

Prospectus

$8,031,948

Common Stock

We have entered into a Capital on DemandTM Sales Agreement, as amended, or Sales Agreement, with JonesTrading Institutional Services LLC, or JonesTrading, relating to the shares of our common stock offered by this prospectus and the accompanying prospectus.  In accordance with the terms of the Sales Agreement, we may offer and sell through or to JonesTrading, as sales agent or principal, shares of our common stock from time to time having aggregate sales proceeds of up to $8,031,948.

Our common stock is traded on the Nasdaq Global Market under the symbol “TCON.” On February 6, 2019, the last reported sales price of our common stock was $1.12 per share and the aggregate market value of our outstanding common stock held by non-affiliates was approximately $24.1 million, based on 21,514,47 shares of our outstanding common stock held by non-affiliates. During the 12 calendar-month period that ends on, and includes, the date of this prospectus, we have not sold any shares of our common stock pursuant to General Instruction I.B.6 of Form S-3. As a result, we are currently eligible to offer and sell up to an aggregate of $8,031,948 of shares of our common stock pursuant to such instruction.

Sales of our common stock, if any, under this prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act. JonesTrading will act as sales agent using commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between JonesTrading and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to JonesTrading for sales of common stock sold pursuant to the Sales Agreement will be an amount equal to 2.5% of the gross proceeds of any shares of common stock sold under the Sales Agreement.  In connection with the sale of the common stock on our behalf, JonesTrading will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of JonesTrading will be deemed to be underwriting commissions or discounts.  We have also agreed to provide indemnification and contribution to JonesTrading with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Investing in our common stock involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” on page 4 of this prospectus, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

JonesTrading

The date of this prospectus is                              , 2019.

_____________________

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ABOUT THIS PROSPECTUS

This prospectus relates to the offering of our common stock. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus, together with the information incorporated by reference as described under the heading “Incorporation of Certain Information by Reference” in this prospectus. These documents contain important information that you should consider when making your investment decision.

This prospectus describes the specific terms of the common stock we are offering and also adds to, and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference into this prospectus that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus— the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and JonesTrading has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and JonesTrading is not, making an offer to sell or soliciting an offer to buy our common stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus, the documents incorporated by reference into this prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference into this prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

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PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus, including the information incorporated by reference into this prospectus, and the information included in any free writing prospectus that we may authorize for use in connection with this offering, including the information referred to under the heading “Risk Factors” in this prospectus on page 4 and in the documents incorporated by reference into this prospectus.

TRACON Pharmaceuticals, Inc.

Overview

We are a biopharmaceutical company focused on the development and commercialization of novel targeted therapeutics for cancer and, through our license to Santen Pharmaceutical Co. Ltd., or Santen, wet age-related macular degeneration, or wet AMD. We are a leader in the field of endoglin biology and are using our expertise to develop antibodies that bind to the endoglin receptor. Endoglin is essential to angiogenesis, the process of new blood vessel formation required for solid cancer growth and wet AMD. We are developing our lead product candidate, TRC105 (carotuximab), an endoglin antibody, for the treatment of multiple solid tumor types in combination with inhibitors of the vascular endothelial growth factor, or VEGF, pathway, or in combination with inhibitors of the programmed cell death protein 1, or PD-1, pathway. The VEGF pathway regulates vascular development in the embryo, or vasculogenesis, and angiogenesis, while the PD-1 pathway represents an adaptive immune resistance mechanism that protects tumors from host immunity. We believe treatment with TRC105 in combination with VEGF inhibitors or PD-1 inhibitors may improve survival in cancer patients when compared to treatment with a VEGF inhibitor or PD-1 inhibitor alone.  TRC105 has been studied in 13 completed Phase 2 clinical trials and four completed Phase 1 clinical trials, and is currently being dosed in one Phase 3 clinical trial, three Phase 2 clinical trials and one Phase 1 clinical trial. Our TRC105 oncology clinical development plan is broad and involves a tiered approach. We are initially focused on angiosarcoma which is a tumor that highly expresses endoglin, the target of TRC105, and therefore may be more responsive to treatment with TRC105. We have seen complete durable responses in this tumor type and are currently enrolling the international multicenter Phase 3 TAPPAS trial in angiosarcoma. We obtained Special Protocol Assessment agreement from the U.S. Food and Drug Administration, or FDA, on our clinical trial design for the Phase 3 trial in angiosarcoma and also incorporated scientific advice from the European Medicines Agency, or EMA, regarding the adequacy of the trial design.  We also received orphan drug designation from the FDA and the EMA for TRC105 for the treatment of soft tissue sarcoma, including angiosarcoma, in 2016.

We utilize a product development platform that emphasizes capital efficiency. Our experienced clinical operations, data management, quality assurance, product development and regulatory affairs groups manage significant aspects of our clinical trials with internal resources. We use these internal resources to minimize the costs associated with utilizing contract research organizations, or CROs. In our experience, this model has resulted in capital efficiencies and improved communication with clinical trial sites, which expedites patient enrollment and allows direct access to patient data as compared to a CRO-managed model, and we have leveraged this capital efficient model in all of our ongoing clinical trials including our international Phase 3 TAPPAS trial in angiosarcoma. We have also leveraged our product development platform to diversify our product pipeline through a license agreement with Janssen Pharmaceutica N.V., or Janssen, as well as through our strategic collaboration agreements with I-Mab Biopharma, and continue to evaluate potential value creating business opportunities with other companies utilizing our product development platform. We continue to evaluate ex-U.S. companies who are in need of a rapid and capital-efficient U.S. drug development solution that includes U.S. and European Union clinical development expertise and U.S. commercialization expertise. We believe we can become a preferred clinical developmental and U.S. commercialization partner through a cost- and risk-sharing partnership structure which may include U.S. commercialization.

We have produced a formulation of TRC105 called DE-122 for ophthalmology indications, which is being developed by Santen for the treatment of wet AMD, the leading cause of blindness in the Western world. In March 2014, Santen licensed from us exclusive worldwide rights to develop and commercialize our endoglin antibodies for ophthalmology indications, and in July 2017 Santen initiated dosing in a randomized Phase 2 clinical trial of DE-122 in wet AMD.

Our other product candidates are TRC102, which is a small molecule that is in Phase 2 clinical development for the treatment of mesothelioma and glioblastoma, and TRC253, which is a small molecule in a Phase 1/2 clinical trial for the treatment of metastatic castration-resistant prostate cancer that we licensed from Janssen in September 2016.

TRC102 is a small molecule in clinical development to reverse resistance to specific chemotherapeutics by inhibiting base‑excision repair, or BER. In initial clinical trials of more than 100 patients, TRC102 has shown good tolerability and promising anti-tumor activity in combination with alkylating and antimetabolite chemotherapy in the treatment of lung cancer and glioblastoma TRC102 is being studied in a Phase 2 trial with Temodar in patients with ovarian, colorectal and lung cancer and with Alimta (pemetrexed) in patients with mesothelioma, in addition to two Phase 1 trials. All current TRC102 trials are sponsored and funded by the National Cancer Institute, or NCI. We retain global rights to develop and commercialize TRC102 in all indications.

TRC253 is a competitive inhibitor of the wild type androgen receptor as well as mutations in the ligand binding domain of the AR that mediate resistance to Xtandi and Erleada. We initiated a Phase 1/2 clinical trial of TRC253 in March 2017 and the recommended Phase 2 dose was established in July 2018, allowing dosing to commence in the Phase 2 portion of the Phase 1/2 trial, which is currently enrolling.

We have also collaborated with the NCI, which selected TRC105 and TRC102 for federal funding of clinical development, as well as Case Western Cancer Center, or Case Western, the University of Alabama – Birmingham, and Cedars-Sinai Medical Center. Under these collaborations, NCI sponsored or is sponsoring ten completed or ongoing clinical trials of TRC105 and TRC102, Case Western sponsored two clinical trials of TRC102, the University of Alabama – Birmingham is sponsoring one clinical trial of TRC105, and Cedars-Sinai Medical Center is sponsoring one clinical trial of TRC105. All TRC105 NCI sponsored trials have been completed.

Corporate Information

We were incorporated in the state of Delaware in October 2004 as Lexington Pharmaceuticals, Inc. and we subsequently changed our name to TRACON Pharmaceuticals, Inc. in March 2005, at which time we relocated to San Diego, California. Our principal executive offices are located at 4350 La Jolla Village Drive, Suite 800, San Diego, California 92122, and our telephone number is (858) 550‑0780. Our corporate website is www.traconpharma.com. The information on, or that can be accessed through, our website is not part of this prospectus.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. We will cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) December 31, 2020; (iii) the date on which we have issued more than $1.0 billion in non-convertible debt during the previous three years; or (iv) the last day of the fiscal year in which we are deemed to be a large accelerated filer under the rules of the SEC.

Unless the context indicates otherwise, as used in this prospectus, the terms “TRACON,” “the Company,” “we,” “us” and “our” refer to TRACON Pharmaceuticals, Inc., a Delaware corporation. This prospectus contains references to our trademarks and to trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

The Offering

Common stock offered by us pursuant to this prospectus	Shares of common stock having an aggregate offering price of up to $8,031,948.
Manner of offering	“At the market offering” that may be made from time to time through or to JonesTrading, as sales agent or principal. See “Plan of Distribution” on page 12 of this prospectus.
Use of proceeds

We intend to use the net proceeds from this offering, if any, for working capital and general corporate purposes, including research and development expenses, general and administrative expenses and manufacturing expenses.  See “Use of Proceeds” on page 6 of this prospectus.

Nasdaq Global Market listing	TCON
Risk factors

Investing in our common stock involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” on page 4 of this prospectus and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus, together with the other information included in or incorporated by reference into this prospectus, before deciding whether to invest in our common stock.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should carefully review the risks and uncertainties described below and under the heading “Risk Factors” contained any free writing prospectus that we may authorize for use in connection with this offering, and under similar headings in our Annual Report on Form 10-K for the year ended December 31, 2018, as updated by our subsequent annual, quarterly and other reports and documents that are incorporated by reference into this prospectus.  These risks could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our common stock, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

Risks Related to This Offering

Management will have broad discretion as to the use of the proceeds from this offering, and may not use the proceeds effectively.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

You may experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 7,171,382 shares of our common stock are sold at a price of $1.12 per share pursuant to this prospectus, which was the last reported sale price of our common stock on the Nasdaq Global Market on February 6, 2019, for aggregate gross proceeds of $8.0 million, after deducting commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of $0.33 per share, representing the difference between our as adjusted net tangible book value per share as of December 31, 2018, after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and warrants or the settlement of outstanding restricted stock units may result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

We do not intend to pay dividends in the foreseeable future.

We have never paid cash dividends on our common stock and currently do not plan to pay any cash dividends in the foreseeable future.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

•	the success, cost and timing of results of our and our collaborators’ ongoing clinical trials;
•	our and our collaborators’ plans to develop and commercialize our product candidates
•	the potential benefits of our collaboration arrangements and our ability to enter into additional collaboration arrangements;
•	our regulatory strategy and potential benefits associated therewith;
•	the timing of, and our ability to, obtain and maintain regulatory approvals for our product candidates;
•	the rate and degree of market acceptance and clinical utility of any approved product candidate;
•	the success of competing products that are or may become available;
•	the size and growth potential of the markets for our product candidates, and our ability to serve those markets;
•	our commercialization, marketing and manufacturing capabilities and strategy;
•	our intellectual property position;
•	our estimates regarding expenses, future revenues, capital requirements, the sufficiency of our current and expected cash resources, and our need for additional financing;
•	our ability to realize the anticipated benefits associated with our capital efficiency focused initiatives; and
•	our anticipated use of proceeds from this offering or other financing transactions.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss in greater detail, and incorporate by reference into this prospectus in their entirety, many of these risks under the headings “Risk Factors” on page 4 of this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated herein by reference, as may be updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

You should read this prospectus, the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

USE OF PROCEEDS

Except as described in any free writing prospectus that we have authorized for use in connection with this offering, we currently intend to use the net proceeds from this offering, if any, for working capital and general corporate purposes, including research and development expenses, general and administrative expenses and manufacturing expenses.

The amounts and timing of our use of the net proceeds from this offering will depend on a number of factors, such as the timing and progress of our clinical trials and research and development efforts, the timing and progress of any partnering efforts, any strategic transactions in which we may engage, and the competitive environment for our product candidates. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short-term, interest-bearing instruments.

DIVIDEND POLICY

To date, we have paid no cash dividends to our stockholders, and we do not intend to pay cash dividends in the foreseeable future. Additionally, our credit agreement with Silicon Valley Bank contains covenants that restrict our ability to pay dividends.

DILUTION

If you invest in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share after giving effect to this offering. We calculate net tangible book value per share by dividing our net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock. Dilution represents the difference between the portion of the amount per share paid by purchasers of shares in this offering and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering. Our net tangible book value as of December 31, 2018, was approximately $21.4 million, or $0.72 per share.

After giving effect to the sale of our common stock pursuant to this prospectus in the aggregate amount of $8.0 million at an assumed offering price of $1.12 per share, the last reported sale price of our common stock on the Nasdaq Global Market on February 6, 2019, and after deducting commissions and estimated aggregate offering expenses payable by us, our net tangible book value as of December 31, 2018 would have been $29.1 million, or $0.79 per share of common stock. This represents an immediate increase in the net tangible book value of $0.07 per share to our existing stockholders and an immediate dilution in net tangible book value of $0.33 per share to new investors. The following table illustrates this per share dilution:

Assumed offering price per share		$ 1.12
Net tangible book value per share as of December 31, 2018	$ 0.72
Increase per share attributable to new investors	0.07
As adjusted net tangible book value per share as of December 31, 2018, after giving effect to this offering		0.79
Dilution per share to new investors purchasing shares in this offering		$ 0.33

The table above assumes for illustrative purposes that an aggregate of 7,171,382 shares of our common stock are sold pursuant to this prospectus at a price of $1.12 per share, the last reported sale price of our common stock on the Nasdaq Global Market on February 6, 2019, for aggregate gross proceeds of $8.0 million. The shares are being sold from time to time at various prices pursuant to the Sales Agreement with JonesTrading. An increase of $0.10 per share in the price at which the shares are sold from the assumed offering price of $1.12 per share shown in the table above, assuming all of our common stock in the aggregate amount of $8.0 million is sold during the term of the Sales Agreement with JonesTrading at that price, would result in an adjusted net tangible book value per share after the offering of $0.80 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $0.42 per share, after deducting commissions and estimated aggregate offering expenses payable by

us. A decrease of $0.10 per share in the price at which the shares are sold from the assumed offering price of $1.12 per share shown in the table above, assuming all of our common stock in the aggregate amount of $8.0 million is sold during the term of the Sales Agreement with JonesTrading at that price, would decrease our adjusted net tangible book value per share after the offering to $0.77 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $0.25 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

The above discussion and table are based on 29,871,327 shares of our common stock issued and outstanding as of December 31, 2018, and excludes the following:

•	2,915,188 shares of common stock issuable upon the exercise of outstanding stock options as of December 31, 2018, at a weighted-average exercise price of $5.28 per share;
•	92,616 shares of common stock issuable upon the settlement of outstanding restricted stock units as of December 31, 2018;
•	15,619,113 shares of common stock issuable upon the exercise of outstanding warrants as of December 31, 2018, at a weighted-average exercise price of $2.43 per share;
•	501,351 shares of common stock reserved for future issuance under our 2015 employee stock purchase plan as of December 31, 2018; and
•	814,753 shares of common stock reserved for future issuance under our 2015 equity incentive plan as of December 31, 2018.

To the extent that options or warrants outstanding as of December 31, 2018, have been or are exercised, restricted stock units outstanding as of December 31, 2018 have been or are settled, or other shares are issued, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the rights of our common and preferred stock and some of the provisions of our amended and restated certificate of incorporation and amended and restated bylaws and of the Delaware General Corporation Law. This summary is not complete. For more detailed information, please see our amended and restated certificate of incorporation and amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part, as well as the relevant provisions of the Delaware General Corporation Law.

General

As of the date of this prospectus, our amended and restated certificate of incorporation authorizes us to issue 200,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

Outstanding Shares

As of February 6, 2019, there were 29,898,698 shares of our common stock outstanding and no shares of our preferred stock outstanding.

Voting

Our common stock is entitled to one vote for each share held of record. Each holder of our common stock is entitled to notice of any stockholders’ meeting, is entitled to vote upon such matters and in such manner as may be provided by law, including the election of directors, and does not have cumulative voting rights.

Dividends

Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of common stock are entitled to receive dividends, if any, on a pro rata basis, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Rights and Preferences

Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Fully Paid and Nonassessable

All of our outstanding shares of common stock are, and the shares of common stock to be issued in this offering will be, fully paid and nonassessable.

Preferred Stock

As of the date of this prospectus, we had no shares of preferred stock outstanding.

Under the amended and restated certificate of incorporation, our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control that may otherwise benefit holders of our common stock and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock. We have no current plans to issue any shares of preferred stock.

Equity Awards

As of February 6, 2019, 4,463,188 shares of common stock were issuable upon the exercise of outstanding stock options, at a weighted-average exercise price of $3.72 per share, and restricted stock units covering 46,311 shares of common stock were outstanding.

Outstanding Warrants

As of February 6, 2019, there were outstanding warrants to purchase up to an aggregate of 15,619,113 shares of common stock issued to certain investors and Silicon Valley Bank, in connection with financings and loan facilities we have entered into. Each warrant is exercisable for either seven or 10 years from its issuance date.  The warrants have a weighted-average exercise price of $2.43 per share and provide for cashless exercise at the option of the warrantholder, as well as the adjustment of the exercise price and the number of shares issuable upon the exercise of the warrants in the event of stock dividends, stock splits, reclassifications, exchanges, combinations or substitutions.

Registration Rights

Certain holders of our common stock, or their transferees, may require us to register their common stock for resale under the Securities Act pursuant to certain agreements between us and these holders.

Anti-Takeover Effects of Provisions of Our Amended and Restated Certificate of Incorporation, Our Amended and Restated Bylaws and Delaware Law

Delaware Anti-Takeover Law

We are subject to Section 203 of the Delaware General Corporation Law, or Section 203. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

the interested stockholder owned at least 85% of the voting stock of the corporation outstanding upon consummation of the transaction, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to the consummation of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;
•

subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; and
•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Provisions of our amended and restated certificate of incorporation and amended and restated bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:

•

permit our board of directors to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate (including the right to approve an acquisition or other change in our control);

•	provide that the authorized number of directors may be changed only by resolution adopted by a majority of the board of directors;
•

provide that the board of directors or any individual director may only be removed with cause and the affirmative vote of the holders of at least 66 2/3% of the voting power of all of our then outstanding common stock;

•

provide that all vacancies, including newly created directorships, may, except as otherwise required by law or subject to the rights of holders of preferred stock as designated from time to time, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	divide our board of directors into three classes;
•	require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent;
•

provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner and also specify requirements as to the form and content of a stockholder's notice;

•

do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose);

•

provide that special meetings of our stockholders may be called only by the chairman of the board, our Chief Executive Officer or by the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies); and

•

provide that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors or officers to us or our stockholders, (3) any action asserting a claim against the us arising pursuant to any provision of the Delaware General Corporation Law or our certificate of incorporation or bylaws, or (4) any action asserting a claim against us governed by the internal affairs doctrine.

The amendment of any of these provisions, with the exception of the ability of our board of directors to issue shares of preferred stock and designate any rights, preferences and privileges thereto, would require the affirmative vote of the holders of at least 66 2/3% of the voting power of all of our then outstanding common stock.

Nasdaq Global Market Listing

Our common stock is listed on the Nasdaq Global Market under the symbol “TCON”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, New York 11219.

PLAN OF DISTRIBUTION

We have entered into a Capital on DemandTM Sales Agreement, as amended, with JonesTrading under which we may issue and sell shares of our common stock having aggregate sales proceeds of up to $8,031,948 from time to time through or to JonesTrading acting as agent or principal.  JonesTrading may sell the common stock by any method that is deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act.

Each time we wish to issue and sell common stock under the Sales Agreement, we will notify JonesTrading of the number of shares to be issued, the dates on which such sales are anticipated to be made and any minimum price below which sales may not be made.  Once we have so instructed JonesTrading, unless JonesTrading declines to accept the terms of this notice, JonesTrading has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms.  The obligations of JonesTrading under the Sales Agreement to sell our common stock are subject to a number of conditions that we must meet.

The settlement between us and JonesTrading is generally anticipated to occur on the second trading day following the date on which the sale was made.  Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and JonesTrading may agree upon.  There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay JonesTrading a commission equal to 2.5% of the gross proceeds we receive from the sales of our common stock.  Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.  In connection with the sale of the common stock on our behalf, JonesTrading will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of JonesTrading will be deemed to be underwriting commissions or discounts.  We have agreed to provide indemnification and contribution to JonesTrading with respect to certain civil liabilities, including liabilities under the Securities Act.  We have also agreed to reimburse JonesTrading for certain expenses incurred in connection with the offering of our common stock pursuant to the Sales Agreement, up to a maximum of $40,000.  We estimate that the total expenses for the offering, excluding compensation payable to JonesTrading under the terms of the Sales Agreement, will be approximately $350,000.

The offering of our common stock pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all of our common stock provided for in this prospectus or (ii) termination of the Sales Agreement as permitted therein.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions.  A copy of the sales agreement is filed with the SEC and is incorporated by reference into the registration statement of which this prospectus is a part. A copy of the Amendment No. 1 to Sales Agreement is filed as an exhibit hereto. See “Where You Can Find More Information”.

To the extent required by Regulation M, JonesTrading will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus.

LEGAL MATTERS

Cooley LLP, San Diego, California, has passed upon the validity of the common stock offered by this prospectus. Duane Morris LLP, New York, New York, is counsel for JonesTrading in connection with this offering.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. We maintain a website at www.traconpharma.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus or part of any prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and filed with the SEC on February 28, 2019; and
•

the description of our common stock which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed with the SEC on January 27, 2015, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, and (ii) after the date of this prospectus but prior to the termination of the offering. These documents include, without limitation, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. You should direct any requests for documents by writing us at 4350 La Jolla Village Drive, Suite 800, San Diego, California 92122 or telephoning us at (858) 550-0780.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement.

$8,031,948

Common Stock

___________________________

Prospectus

_________________________

JonesTrading

                 , 2019

Neither we nor JonesTrading have authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of our common stock means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy these shares of common stock in any circumstances under which the offer or solicitation is unlawful.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$ 0
Accounting fees and expenses	50,000
Legal fees and expenses	50,000
Transfer agent fees and expenses	5,000
Printing and miscellaneous expenses	45,000
Total	$150,000

Item 15. Indemnification of Officers and Directors

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who were, are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who were, are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) actually and reasonably incurred.

Our amended and restated certificate of incorporation and amended and restated bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•	transaction from which the director derives an improper personal benefit;
•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	unlawful payment of dividends or redemption of shares; or
•	breach of a director’s duty of loyalty to the corporation or its stockholders.

Our amended and restated certificate of incorporation includes such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition will be paid by us upon delivery to us of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by us.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted by the Delaware General Corporation Law, we have entered into, and continue to enter, into separate indemnity agreements with each of our directors and executive officers that require us to indemnify such persons against any and all costs and expenses (including attorneys’, witness or other professional fees) actually and reasonably incurred by such persons in connection with any action, suit or proceeding (including derivative actions), whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer or is or was acting or serving as an officer, director, employee or agent of ours or any of our affiliated enterprises. Under these agreements, we are not required to provide indemnification for certain matters, including:

•	indemnification beyond that permitted by the Delaware General Corporation Law;
•	indemnification for any proceeding with respect to the unlawful payment of remuneration to the director or officer;
•	indemnification for certain proceedings involving a final judgment that the director or officer is required to disgorge profits from the purchase or sale of our stock;
•

indemnification for proceedings involving a final judgment that the director’s or officer’s conduct was in bad faith, knowingly fraudulent or deliberately dishonest or constituted willful misconduct or a breach of his or her duty of loyalty, but only to the extent of such specific determination;

•

indemnification for proceedings or claims brought by an officer or director against us or any of our directors, officers, employees or agents, except for (1) claims to establish a right of indemnification or proceedings, (2) claims approved by our board of directors, (3) claims required by law, (4) when there has been a change of control as defined in the indemnification agreement with each director or officer, or (5) by us in our sole discretion pursuant to the powers vested to us under the Delaware General Corporate Law;

•	indemnification for settlements the director or officer enters into without our consent; or
•	indemnification in violation of any undertaking required by the Securities Act of 1933, as amended, or the Securities Act, or in any registration statement we file.

The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

There is at present no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not currently aware of any threatened litigation or proceeding that may result in a claim for indemnification.

We have an insurance policy in place that covers our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Any underwriting agreement that we may enter into may provide that the underwriters are obligated, under some circumstances, to indemnify our directors, officers and controlling persons against specified liabilities, including liabilities under the Securities Act.

Item 16. Exhibits and Financial Statement Schedules

Exhibit Number	Description of Document
1.1*	Form of Underwriting Agreement
3.1(1)	Amended and Restated Certificate of Incorporation
3.2(1)	Amended and Restated Bylaws
4.1(2)	Amended and Restated Investors’ Rights Agreement by and among TRACON Pharmaceuticals, Inc. and certain of its stockholders dated September 19, 2014
4.2(3)	Investor Agreement by and between Johnson & Johnson Innovation-JJDC, Inc. and TRACON Pharmaceuticals, Inc., dated September 27, 2016
4.3(4)	Registration Rights Agreement, dated March 14, 2017 by and between TRACON Pharmaceuticals, Inc. and Aspire Capital Fund, LLC
4.4(4)	Common Stock Purchase Agreement, dated March 14, 2017 by and between TRACON Pharmaceuticals, Inc. and Aspire Capital Fund, LLC
4.5(5)	Securities Purchase Agreement, dated March 22, 2018, among TRACON Pharmaceuticals, Inc. and the purchasers listed on Exhibit A thereto
4.6(2)	Form of Common Stock Certificate
4.7	Form of Common Stock Warrant Agreement and Warrant Certificate
4.8	Form of Preferred Stock Warrant Agreement and Warrant Certificate
4.9*	Form of Specimen Preferred Stock Certificate and Certificate of Designations of Preferred Stock
5.1	Opinion of Cooley LLP
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Cooley LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
99.1	Amendment No. 1 to the Capital on DemandTM Sales Agreement, dated as of September 6, 2018, by and between TRACON Pharmaceuticals, Inc. and JonesTrading Institutional Services LLC

*	To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, if applicable.
(1)	Incorporated by reference to TRACON Pharmaceutical, Inc.’s Current Report on Form 8-K, filed with the SEC on February 4, 2015.
(2)	Incorporated by reference to TRACON Pharmaceutical, Inc.’s Registration Statement on Form S-1 (File No. 333-201280), as amended.
(3)	Incorporated by reference to TRACON Pharmaceutical, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, filed with the SEC on November 9, 2016.
(4)	Incorporated by reference to TRACON Pharmaceutical, Inc.’s Current Report on Form 8-K, filed with the SEC on March 14, 2017.
(5)	Incorporated by reference to TRACON Pharmaceutical, Inc.’s Current Report on Form 8-K, filed with the SEC on March 23, 2018.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)That for purposes of determining any liability under the Securities Act of 1933, (i) the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(l) or (4) or 497(h) under the Securities Act shall be deemed to be a part of the registration statement as of the time it was declared effective; and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offing of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 28th day of February, 2019.

TRACON PHARMACEUTICALS, INC.

By:	/s/ Charles P. Theuer, M.D., Ph.D.
Charles P. Theuer, M.D., Ph.D. President and Chief Executive Officer

POWER OF ATTORNEY

Know All Persons By These Presents , that each person whose signature appears below constitutes and appoints Charles P. Theuer, M.D., Ph.D. and Scott B. Brown, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments (including post- effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles P. Theuer, M.D., Ph.D.	President, Chief Executive Officer and Member of the Board of Directors	February 28, 2019
Charles P. Theuer, M.D., Ph.D.	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ William R. LaRue	Member of the Board of Directors	February 28, 2019
William R. LaRue

/s/ Martin A. Mattingly, Pharm.D.	Member of the Board of Directors	February 28, 2019
Martin A. Mattingly, Pharm.D.

/s/ J. Rainer Twiford, J.D., Ph.D.	Member of the Board of Directors	February 28, 2019
J. Rainer Twiford, J.D., Ph.D.

/s/ Paul Walker	Member of the Board of Directors	February 28, 2019
Paul Walker

/s/ Theodore Wang, Ph.D.	Member of the Board of Directors	February 28, 2019
Theodore Wang, Ph.D.

/s/ Stephen T. Worland, Ph.D.	Member of the Board of Directors	February 28, 2019
Stephen T. Worland, Ph.D.